UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 1996

                           HEART LABS OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)

         Florida                        0-20356                    65-0158479
(State or other jurisdiction       (Commission file no.)        (IRS Employer Id
     of incorporation)                                               Number)

          1903 S. Congress Ave, Suite 400, Boynton Beach, Florida 33426 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code 561-737-2227
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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS.

        (a)    Description of Disposition

        On September 30, 1996, the Company sold 1,436,080 shares of its restricted common stock in Westmark Group Holdings, Inc. (NASDAQ-WGHI) ("Westmark") to GTB Company for $.675 per share in the form of a promissory note. GTB Company's president was former general counsel to the Company.

        The fair market value of the Westmark stock, discounted for the restrictive nature, dictated the purchase price per share. The promissory note is to be repaid, without interest, in installments secured and determined by the net cash flow received by GTB Company from the contracts for the purchases of devices manufactured by Green World Technologies, Inc. Net cash flow is defined as 100% of the gross revenue minus the cost of goods sold up to a maximum of 15% minus general, administrative and all other expenses up to a maximum of $60,000 per month. The Company will be paid 50% of the net cash flow as defined above.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    The following exhibits are filed as part of this Form 8-K

EXHIBIT

  10.01        Agreement dated September 30, 1996, between the
               Company and GTB Company

  10.02        Promissory note dated September 30, 1996

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Heart Labs of America, Inc.

Date:   October 7, 1996                    By: /s/ DAWN M. DRELLA
                                                   Dawn M. Drella
                                                   Chief Financial Officer